Exhibit 99.2

Coty Inc. Announces Update on Transaction with P&G Beauty Brands

Merger to Create a New Global Leader and Challenger In The Beauty Industry

Anticipated Meaningful EPS Accretion Due to Approximately $780 million of Cost Synergies

Expected to Close October 2016

NEW YORK, May 3, 2016 — Coty Inc. (“Coty”) (NYSE: COTY) today announced an update on its transaction with The Procter & Gamble Company (“P&G”), which is expected to close in October 2016.

On July 9, 2015, Coty announced that it had entered into a definitive agreement to acquire P&G’s Fragrance, Color Cosmetics and Hair Color Business (“P&G Beauty Brands”) through a Reverse Morris Trust structure. The transaction will create one of the world’s largest beauty companies, with pro forma combined annual revenues of more than $9 billion based on fiscal 2015 performance, strengthening Coty’s leadership position in the global beauty industry. Following the transaction with P&G Beauty Brands, Coty is expected to become the global leader in fragrances with market leading positions in color cosmetics and hair coloring & styling. P&G Beauty Brands includes leading fragrance brands such as Hugo Boss and Gucci, and the color cosmetics brands COVERGIRL and Max Factor. The transaction also gives Coty an attractive new category in the beauty industry through the addition of P&G’s hair color business, led by Wella and Clairol.

Post-integration, the merger is expected to create a strong platform for future growth, with anticipated meaningful EPS accretion from unlocking expected cost synergies:

•	Estimated cost savings have been increased to approximately $780 million annually, or 16% of acquired revenues, after the next four years, a very substantial increase from the estimate provided in July 2015
•	The P&G Beauty Brands, supported by the total expected synergies, is expected to add approximately 600 bps to the Coty stand-alone operating profit margins over a 4-year period, which is projected to make Coty an industry leader
•	Estimated to increase Coty’s fiscal 2015 adjusted earnings per share, excluding the impact of amortization, by approximately $0.49 to $0.54
•	To realize the cost synergies and close the transaction, the Company is anticipating to incur one-off costs of approximately $1.2 billion over the next four years
•	Following the close of the transaction, the annual dividend is expected to increase to $0.50 per share

Bart Becht, Chairman and Interim CEO of Coty, commented: “We continue to make strong progress on the P&G transaction which we expect will make Coty a global leader and challenger in the Beauty Industry. We now expect the transaction to close in October 2016. We’ve also substantially increased our estimates for cost synergies compared to when we announced the transaction, significantly improving the outlook for Coty’s adjusted operating margin and adjusted earnings per share, excluding amortization.”

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Conference Call

Coty Inc. will host a conference call at 8:00 a.m. (ET) today, May 3, 2016 to discuss its results and provide an update on the P&G Beauty Brands transaction. The dial-in number for the call is (855) 889-8783 in the U.S. or (720) 634-2929 internationally (conference passcode number: 4003430). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is (855) 859-2056 in the U.S. or (404) 537-3406 outside the U.S. (conference passcode number: 4003430).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.4 billion for the fiscal year ended June 30, 2015. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, DAVIDOFF, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

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Forward Looking Statements
Certain statements in this communication are forward-looking statements. These forward-looking statements reflect Coty’s current views with respect to the completion of the transaction with P&G. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “ambition,” “expect,” “should,” “would,” “could,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” “opportunity,” “potential,” and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including inaccuracies in our assumptions in evaluating the transaction, difficulties in integrating P&G Beauty Brands into Coty and other difficulties in achieving the expected benefits of the transaction. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. Coty intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction with P&G include, but are not limited to: uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, including certain licensor consents; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability of Coty to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; the ability of Coty to promptly and effectively integrate P&G Beauty Brands and Coty; the effects of the business combination of Coty and P&G Beauty Brands, including the combined company’s future financial condition, operating results, strategy and plans; and

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disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. More information about potential risks and uncertainties that could affect Coty’s business and financial results is included under “Risk Factors” in Coty’s Registration Statement on Form S-4 filed on April 22, 2016, under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and other periodic reports Coty has filed and may file with the Securities and Exchange Commission (the “SEC”) from time to time. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Coty will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Coty or its business or operations. Except to the extent required by applicable law, Coty undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

In connection with the proposed transaction, Coty and Galleria Co. have filed registration statements on Form S-4 and Form S-4/S-1, respectively, with the SEC, which are not yet effective, registering shares of Coty common stock and common stock of Galleria Co. Coty’s registration statement also includes a prospectus of Coty relating to the proposed transaction. Coty will also file an information statement relating to the proposed transaction. P&G shareholders are urged to read the prospectus that will be included in the registration statements and any other relevant documents when they become available, and Coty shareholders are urged to read the information statement and any other relevant documents when they become available, because they will contain important information about Coty, P&G Beauty Brands and the proposed transaction. The documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Coty upon written request to Investor Relations, 350 Fifth Avenue, New York, New York 10118 or by calling 212-389-7300.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the above described transactions, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815

Media
Jennifer Friedman 212-389-7175

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